UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2007

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 21, 2007, Affiliated Computer Services, Inc. (the "Company") was notified that two class action lawsuits had been filed in the Court of Chancery of the State of Delaware, New Castle County, naming the Company and certain directors of the Company as defendants, in matters styled, (1) Momentum Partners, Inc. v. Darwin Deason, Lynn R. Blodgett, Joseph P. O’Neill, Frank A. Rossi, J. Livingston Kosberg, Robert B. Holland, Dennis McCuistion, Affiliated Computer Services, Inc., and Cerberus Capital Management, L.P., filed March 20, 2007, and (2) Mark Levy v. Darwin Deason, Lynn. R. Blodgett, John Rexford, Joseph P. O’Neill, Frank A. Rossi, J. Livingston Kosberg, Dennis McCuistion, Affiliated Computer Services, Inc., and Cerberus Capital Management, L.P., filed March 21, 2007 (collectively, the "Delaware Class Actions")

The allegations in both lawsuits are substantially similar. In each of these lawsuits, the plaintiff claims to be a shareholder of the Company purporting to bring the action on behalf of all public shareholders of the Company. Each plaintiff alleges that the proposal ("Proposal") presented to the Company by Darwin Deason and Cerberus Capital Management, L.P., ("Cerberus") on March 20, 2007, to acquire the Company is unfair to shareholders because the consideration offered in the Proposal is alleged to be inadequate and to have resulted from an unfair process. The Proposal is attached as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on March 20, 2007.

In addition, on March 21, 2007, a Second Amended Petition ("Second Amended Petition") was filed by the plaintiffs in the already-pending derivative action styled, In re Affiliated Computer Services, Inc., Derivative Litigation, in the District Court of Dallas County, Texas, 193rd Judicial District, Cause No. 06-03403 (the "Texas Derivative Action"). The Second Amended Petition added to the claims already raised in that lawsuit new allegations related to the Proposal. Specifically, the Second Amended Petition alleges that Company assets and information were misappropriated by Deason and Cerberus in order to facilitate their preparation of the Proposal, and that the Proposal represents an attempt to extinguish the derivative claims related to stock option practices by eliminating the standing of the plaintiff shareholders to pursue those claims. The Second Amended Petition also suggests that the consideration offered to shareholders in the Proposal is inadequate.

The Company does not believe the claims in the Delaware Class Actions or the claims related to the Proposal added to the Texas Derivative Action have merit, and the Company intends to vigorously defend those claims in each lawsuit.

The Company anticipates that similar lawsuits may be filed in Delaware or elsewhere and that similar claims may be asserted in derivative lawsuits already pending against the Company, which derivative lawsuits are disclosed in the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal year 2007 ended on December 31, 2006 and filed on February 14, 2007. The Company does not intend to file any further Current Reports on Form 8-K with respect to such additional lawsuits or claims, unless the facts on which such lawsuits are premised or the legal claims raised therein are substantively and materially different form the lawsuits being reported in this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

March 21, 2007	By:	William L. Deckelman, Jr.

Name: William L. Deckelman, Jr.
Title: Executive Vice President, General Counsel and Corporate Secretary